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                                                                    EXHIBIT 99.1

[Logo of Vencor, Inc. appears here]

FOR IMMEDIATE RELEASE

Contact:  Susan E. Moss
          Vice President of Corporate Communications
          (502) 596-7296


                   VENCOR'S REORGANIZATION PLAN IS APPROVED

     Louisville, KY (March 1, 2001). Vencor, Inc. (the "Company") today announced that the United States Bankruptcy Court for the District of Delaware (the "Court") has confirmed the Company's fourth amended plan of reorganization filed with the Court on December 14, 2000 (the "Amended Plan"). The Court noted that all creditor classes entitled to vote on the Amended Plan voted in favor of its confirmation.

     The Company also announced that it has entered into a commitment letter for a $120 million senior exit facility with a bank group led by Morgan Guaranty Trust Company of New York (the "Exit Facility"). The Exit Facility will be available to fund the Company's obligations under the Amended Plan and its ongoing operations following emergence from bankruptcy.

     "Our goal from the outset of the reorganization has been to attain a sustainable capital structure for the Company that is fair to all lenders, landlords and other creditors and that will enable us to continue to provide high-quality care to those people who cannot take care of themselves," said Edward L. Kuntz, Chairman, Chief Executive Officer and President of the Company. "I am pleased that we have completed one more significant step toward achieving our goal and we look forward to continuing to serve the more than 36,000 residents and patients nationwide whose care and well being are entrusted to us."

     The Company is proceeding expeditiously to implement the Amended Plan. Under the Court's confirmation order, the Amended Plan must be effective no later than May 1, 2001.

     In addition to the factors noted below, the consummation of the Amended Plan is subject to a number of material conditions including, without limitation, the negotiation and execution of definitive agreements for the Exit Facility. There can be no assurance that the Amended Plan will be implemented.
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     Vencor and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 with the Court on September 13, 1999. Throughout the Chapter 11 process, the Company has maintained normal operations in its nursing centers and hospitals.

     Vencor, Inc. is a national provider of long-term healthcare services primarily operating nursing centers and hospitals.

     Certain statements contained herein, including, but not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ materially from the Company's expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, the ability of the Company to continue as a going concern; the delays or the inability to complete the Company's Amended Plan; the ability of the Company to successfully negotiate and execute the Exit Facility; the ability of the Company to operate pursuant to the terms of its debtor-in-possession financing; the ability of the Company to operate successfully under the Chapter 11 cases; risks associated with operating a business in Chapter 11; adverse actions which may be taken by creditors and the outcome of various bankruptcy proceedings; adverse developments with respect to the Company's liquidity or results of operations; the Company's ability to attract patients given its current financial position; the ability of the Company to attract and retain key executives and other healthcare personnel; the effects of healthcare reform and legislation on the Company's business strategy and operations; the Company's ability to control costs, including labor costs in response to the prospective payment system, implementation of its Corporate Integrity Agreement and other regulatory actions; adverse developments with respect to the Company's settlement discussions with the United States government concerning ongoing investigations; and the dramatic increase in the costs of defending and insuring against alleged patient care liability claims. Many of these factors are beyond the control of the Company and its management. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.